Exhibit 4.1

Exhibit 4.1

COMMON STOCK NUMBER

08920

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

MONARCH FINANCIAL

HOLDINGS, INC.

COMMON STOCK SHARES

CUSIP 60907Q 10 0

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

MONARCH FINANCIAL HOLDINGS, INC.

transferable on the books of the Corporation by the owner hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Information regarding the relative rights, privileges and limitations applicable to each class of stock is available to each shareholder on request, in writing, delivered to the Corporation and said information will be provided without charge to any shareholder making such request.

IN WITNESS WHEREOF the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN OF THE BOARD

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Countersigned and Registered:

REGISTRAR AND TRANSFER COMPANY

(Cranford, New Jersey)

Transfer Agent and Registrar

By Authorized Officer